Calculation of Filing Fee Tables

S-3

…………..

(Form Type)

Metropolitan Life Insurance Company

……………………………………………………..

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Other	Fixed Account Units with a Market Value Adjustment Cash Out Feature	457(o)	N/A	N/A	$0	$110.20 per Million	$0
Fees Previously Paid	Other	Fixed Account Units with a Market Value Adjustment Cash Out Feature	457(o)	N/A	N/A	$0	$110.20 per Million	$0
Carry Forward Securities
Carry Forward Securities	Other	Fixed Account Units with a Market Value Adjustment Cash Out Feature	415(a)(6)	82,253,040		$82,253,040			S-3	333-234816	May 1, 2020	$9,533.13
	Total Offering Amounts					$82,253,040		$9,533.13
	Total Fees Previously Paid							$0
	Total Fee Offsets							$9,533.13
	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		N/A	N/A	N/A		N/A
Fee Offset Sources	N/A	N/A	N/A		N/A
Rule 457(p)
Fee Offset Claims	Metropolitan Life Insurance Company	S-3	333-215132	December 16, 2016		$9,533.13	Other	Fixed Account Units with a Market Value Adjustment Cash Out Feature	82,253,040	$82,253,040
Fee Offset Sources	Metropolitan Life Insurance Company	S-3/A	333-215132		May 11, 2017						$11,590

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A

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